EXHIBIT 77Q1

                                    EXHIBITS

(a)(1) Form of Certificate of Amendment and Redesignation of Series filed as an exhibit to Post-Effective Amendment No. 4 to the Registrant's Form N-1A Registration Statement on April 18, 2002 and incorporated herein by reference.

(a)(2) Form of Certificate of Amendment of Declaration of Trust filed as an exhibit to Post-Effective Amendment No. 4 to the Registrant's Form N-1A Registrations Statement on April 18, 2002 and incorporated herein by reference.

(d)(1) Form of Sub-Advisory between ING Investments, LLC and ING Investment Management Advisors B.V. filed herein.

(d)(2) Form of Sub-Advisory Agreement between ING Investments, LLC and Aeltus Investment Management, Inc. filed herein.